Exhibit 99.1
Contact: Amber Wallace
Senior Vice President, Marketing
330-720-6441- mobile
330-702-8427- office
Farmers National Banc Corp. Announces Management Succession
May 27, 2010, Canfield- The Board of Directors of Farmers National Banc Corp. announced today that, effective July 1, 2010, John S. Gulas will become President and Chief Executive Officer of both the Company and its wholly-owned subsidiary, Farmers National Bank of Canfield. Mr. Gulas will succeed Frank L. Paden, who will remain as executive chairman of both Boards of Directors. In addition, Gulas will be appointed as an additional member of the Company’s Board of Directors, also effective July 1, 2010.
Mr. Gulas has been with Farmers National since July, 2008, serving as Chief Operating Officer of the Company and the Bank. Gulas is an Austintown native who graduated from both Austintown Fitch High School and YSU before receiving his Juris Doctorate from the University of Toledo College of Law. He came to Farmers with more than 25 years of bank management experience, including leadership roles at Sky Trust, UMB, Wachovia and Key Bank. Mr. Gulas stated, “I came back to the Valley because I saw tremendous opportunity for Farmers National Bank. Despite the recent financial crisis, Farmers has continued to serve its customers well. We have experienced strong growth where other banks have struggled to survive. I believe Farmers is well-positioned for the future.”
Over the past two years, Gulas is credited with engineering an era of managed growth at Farmers. During that time, the Company has grown to over $1 billion in assets, acquired the Farmers Trust Company, grew the wealth management division to include an insurance agency, and grew the loan portfolio over 10%. Board member Ron Wertz, who will serve as Lead Director of the Company’s Board, noted “The Board supported John as the person to succeed Frank in this key executive leadership role as part of our management succession plan. John has grown to know this Company well and he is committed to its continuing success and viability. We are confident that his forward-thinking leadership style will be a continued asset for both the Company and its shareholders.”
Frank Paden, who has served at Farmers National Bank for over 35 years helped to create this succession plan. “I am proud to be a leader of this community bank that has helped countless local families buy a home, save for their children’s education and plan for retirement. We have helped finance local businesses as they started, grew and provided jobs and services to our local economy. As Farmers has grown, we have built a talented management team that supports our mission and has contributed to our success. I look forward to remaining actively involved in charting the course for our future by serving as Chairman of the Boards of Farmers National Banc Corp. and Farmers National Bank,” stated Paden. Paden will concentrate on a broader strategic role as a member of the Farmers team.
Farmers National Banc Corp. is the bank holding company for the Farmers National Bank of Canfield, Farmers National Insurance, LLC and Farmers Trust Company. Farmers’ operates 16 banking offices throughout Mahoning, Trumbull and Columbiana counties and two trust offices located in Youngstown and Howland. The Bank offers a wide range of banking and investment services to companies and individuals, and maintains a website at www.farmersbankgroup.com.
Certain statements in this announcement that relate to Farmers National Banc Corp.’s plans, objectives, or future performance may be deemed to be forward-looking statements within the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations. Actual strategies and results in future periods may differ materially from those currently expected because of various risks and uncertainties. Forward-looking statements speak only as of the date they are made, and we do not undertake to update them to reflect changes.
Among the important factors that could cause actual results to differ materially are interest rates, changes in the mix of the company’s business, competitive pressures, general economic conditions and the risk factors detailed in the company’s other periodic reports and registration statements filed with the Securities and Exchange Commission.
For more information, please contact Amber Wallace at 330-720-6441.
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